Exhibit 99.1


                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
         ANNOUNCES THE FORMATION OF A SPECIAL COMMITTEE OF THE BOARD OF
              TRUSTEES TO EVALUATE THE COMPANY'S FUTURE MANAGEMENT
                                   STRUCTURE

New York, New York - January 14, 2002 - Charter Municipal Mortgage Acceptance Company ("CharterMac") (AMEX:CHC) today announced that the Board of Trustees has formed a special committee to explore strategic alternatives for the future management structure of CharterMac and further diversifying its revenue sources. CharterMac is currently externally advised by its manager, Related Charter, LP, which is an affiliate of Related Capital Company.

The special committee consists of the independent members of the Board, Peter T. Allen, Arthur P. Fisch and Charles L. Edson.

"We have made significant progress in growing CharterMac over the past four years and the Board believes that it in order to maintain a consistent level of growth and to maximize our shareholder value, it is time to start examining our future management structure and other opportunities to diversify our revenue sources," said Stuart J. Boesky, President and Chief Executive Officer of CharterMac. "Therefore, the Board has formed a special committee to explore opportunities to achieve these goals, although there is no assurance that any transaction will take place."

The special committee is expecting to hire a financial advisor and independent counsel to assist them in this process.

CharterMac is a leading investor in the financing of affordable multifamily housing. CharterMac invests primarily in unrated and non-credit enhanced tax-exempt revenue bonds that finance and refinance the development and ownership of multifamily housing nationwide. For more information, please visit us at www.chartermac.com.

Certain items in this press release contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.